EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 4, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements (Form S-3 No. 33-59375 and 333-46173 and Forms S-8 Nos. 33-68858, 33-20994, 33-22032, 33-57618 and
333-19821).


                                       /s/ Arthur Andersen LLP

Boston Massachusetts
March 20, 1998